SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 29, 2004

Date of Report (Date of Earliest Event Reported)

The Cronos Group

(Exact name of registrant as specified in its charter)

Luxembourg

(State or Other Jurisdiction of Incorporation)

0-24464	Not Applicable

(Commission File Number)	(IRS Employer Identification No.)

16, Allée Marconi, Boîte Postale 260, L-2120 Luxembourg

(Address of principal executive offices) (Zip Code)

(352) 453145

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events.

     Declaration of Dividend. At its regularly scheduled meeting held March 18, 2004, the Board of Directors of The Cronos Group (the “Company”) (Nasdaq NMS Symbol: CRNS) declared, subject to shareholder approval at the 2004 annual meeting of shareholders, a dividend of three cents per common share for the second calendar quarter of 2004, payable July 15, 2004 to shareholders of record as of the close of business on June 25, 2004.

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit 99.1–	Press Release of Registrant, dated March 29, 2004, announcing The Registrant’s year end results for 2003 and declaration of its dividend for the second quarter of 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE CRONOS GROUP

By	/s/ Elinor A. Wexler

Elinor A. Wexler Assistant Secretary

Date: March 29, 2004

EXHIBIT INDEX

Exhibit 99.1	Press Release of Registrant, dated March 29, 2004, announcing the Registrant’s year end results for 2003 and declaration of its dividend for the second quarter of 2004.